As filed with the Securities and Exchange Commission on September 11, 1997

                                            Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   -----------

                      FORTUNE NATURAL RESOURCES CORPORATION
             (Exact Name of Registrant as specified in its charter)
                    (formerly Fortune Petroleum Corporation)

           Delaware                                      95-4114732
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                                                      Tyrone J. Fairbanks
                                           Fortune Natural Resources Corporation
 515 West Greens Road, Suite 720               515 West Greens Road, Suite 720
       Houston, Texas 77067                           Houston, Texas 77067
(Address, including zip code, and          (Name, address, including zip code,
 telephone number, including area code,     and telephone number, including area
 of registrant's principal executive        code of agent for service)
 office)

                                   Copies to:
                              Bruce L. Ashton, Esq.
                                 Reish & Luftman
                        11755 Wilshire Blvd., 10th Floor
                          Los Angeles, California 90025


        FORTUNE NATURAL RESOURCES CORPORATION 401(k) PROFIT SHARING PLAN
                            (Full title of the Plan)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of Securities  Amount   Proposed Maximum   Proposed Maximum    Amount of
 to be Registered     to be    Offering Price   Aggregate Offering  Registration
                   Registered   Per Share(1)          Price              Fee
--------------------------------------------------------------------------------
  Common Stock      20,000        $2.00(2)           $40,000             $12
 $.01 par value    shares(2)
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee.

(2) Pursuant to Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933 as amended, the proposed offering price per share for the 401(k) Profit Sharing Plan shares is based upon the prices of Common Stock used to estimate the number of Common Stock shares to be contributed to the Plan.

                      FORTUNE NATURAL RESOURCES CORPORATION
                           401(k) PROFIT SHARING PLAN

                            General Plan Description
                                 September 1997


      This Description is given to eligible employees ("Participants") of Fortune Natural Resources Corporation ("Fortune" or the "Company") who participate in a 401(k) Profit Sharing Plan (the "Plan") offered by the Company. The Plan allows for discretionary matching on the part of the Company in the form of Fortune common stock ("Common Stock"). This Description provides information about the Plan in connection with Participant and Company contributions.

      The terms and conditions of the Plan are summarized in this Description. This Description is not intended as a substitute for the Plan. For a complete description of the Plan and the rights of Participants thereunder, reference is made to the Plan, copies of which may be obtained from the Secretary of the Company. For additional information about the Plan, contact:

                       Dean W. Drulias, Corporate Secretary
                       Fortune Natural Resources Corporation
                       One Commerce Green
                       515 W. Greens Road, Suite 720
                       Houston, Texas 77067
                       (281) 872-1170

General Plan Information

      The Plan gives eligible Participants an opportunity to participate in the Plan offered by the Company. All Participants employed as of November 1, 1996 are eligible to participate in the Plan except union and non-resident alien employees. Contributions made by a Participant are allowed as of the first day of the month following three months of service and the attainment of age 21. A Participant as of that date, may elect to defer a portion of his or her pre-tax compensation through a written salary reduction agreement with the Company. Deferrals are subject to percentage and dollar amount limitations set forth by the Internal Revenue Service (IRS) and discussed in more detail in "Purchase of Securities" which appears below. The Company, in its discretion, may elect to contribute Common Stock to a Participant's account.

      The Plan was adopted by the Company effective January 1, 1996. The Company has no current intent to institute any modifications to the Plan. Further, the Plan is subject to the reporting, disclosure and fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan is governed and overseen by the Company. The Company is the Plan Administrator and responsible for operating all aspects of the Plan. To facilitate the administration of the Plan, the Company has engaged the services of a third party recordkeeper and a third party investment counselor and asset custodian. Participants are furnished annually with a report setting forth the total amount of money and Common Stock in the Plan as well as the specific allocations for investments.

Purchase of Securities

      A Participant may elect to commence compensation deferral at any time after eligibility; however, changes in the amount of salary reduction may only be made on January 1 or July 1 of each year. Salary reduction may be made on a percentage basis or dollar amount, however the salary reduction amount may not exceed the lesser of fifteen percent of income or $9,500. Compensation is limited to cash compensation, which includes automobile allowances, commission and any bonuses received by a Participant.

      As stated above, the Company may elect to make discretionary contributions of Common Stock to a Participant's account in the Plan. It is currently the Company's intention to make a matching contribution equal to 50% of a Participant's deferral to the Plan in the form of Company stock, subject to limitations imposed by the IRS. This policy is subject to change from time to time in the discretion of management of the Company. The amount of the contribution is determined at the end of each calendar year. The price of any Common Stock contributed each year is determined by averaging the closing price of the Company's Common Stock of the consolidated market as quoted by AMEX on the last day of trading for each month in such calendar year. Because the Plan was adopted by the Company during the second half of 1996, the price used to calculate the Common Stock shares contribution by the Company for the 1996 Plan year was the average month-end closing price for the last six months of 1996. The contribution is not limited to Company profits.

Resale Restrictions

      The Common Stock contributed by the Company may not be resold by the Participant until after the Participant's account is fully vested. Vesting is discussed in more detail in "Forfeitures and Penalties" below. Additionally, the offer and sale or any resale of Common Stock must be made in compliance with the requirements of the federal and applicable state securities laws. The net proceeds from the resale of any Common Stock at the direction of a participant will remain in the participant's account until the participant receives a distribution from the Plan.

Tax Effects of Plan Participation

      The Plan is a qualified plan under Internal Revenue Code 401(a). Participants are not taxed on the contributions that are made by his or her compensation deferral or by Company contributions to the Plan. The Company is entitled to a tax deduction for the Participant compensation deferral amount and any Common Stock that is contributed to a Plan. Neither the Participant nor the Company is taxed on income generated by the Plan until distribution. Distributions from the Plan are subject to a twenty percent federal withholding tax unless they are rolled over into an Individual Retirement Account (IRA) or another qualified retirement plan in accordance with IRS regulations. If the Participant is under the age of 59 1/2, he or she pays a ten percent add on tax for any amount distributed, subject to certain exceptions.

      Under certain circumstances, the Participant shall pay additional taxes based on the size of the distribution. If the Participant owns more than five percent of the Company, he or she must take distributions from the Plan upon reaching the age of 70 1/2. Such distributions are not eligible for roll over into an IRA or another qualified retirement plan.

Investment Funds

      Each Participant has the sole authority to direct the investment of his or her contributions to the Plan. As such, the investment responsibility rests solely with the Participant and the Company does not provide advice regarding investment opportunities. Merrill Lynch serves as an investment advisor by providing investment counseling and information, including investment prospectuses, to the Participants. The Participant is responsible for all brokerage fees charged by Merrill Lynch for handling the Participants' account; however, all other administrative and recordkeeping fees are currently paid by the Company.

Distributions from the Plan; Assignment of Interest

      Distributions from the Plan are only allowed under limited circumstances. Distributions are allowed due to the financial hardship of the Participant. The Company follows the criteria set forth in the Internal Revenue Code to determine financial hardship. Internal Revenue Code Regulations sections 1.401(k)-1(d)(2)(iv) and 1.401(k)-1(d)-2(ii)(B), allow financial hardship distributions only for medical necessity, downpayment for purchase of principal residence, payment of tuition at the college level for a spouse or child or the need to prevent foreclosure or eviction from the Participant's principal residence.

      A loan may be made to a Participant for no less than one thousand dollars and no more than the lesser of fifty thousand dollars or one half of a Participant's vested interest in the Plan.

      Further, a participant is prohibited from assigning, hypothecating or creating a lien on his or her interest in the Plan.

Forfeitures and Penalties

      If a Participant is terminated for any reason before he or she is fully vested, any contribution of Common Stock made by the Company is forfeited. Full vesting occurs after two years of service to the Company. A year of service for vesting purposes starts on the date a Participant first performs an hour of service for the Company and each anniversary thereafter. To be credited with a year of service, a Participant must complete at least one thousand hours of service. If a Participant does not complete at least one thousand hours of service during a twelve-month consecutive period, it may result in a reduction or denial or benefits under the Plan.

      Further, if the Plan is terminated by the Company due to bankruptcy of the Company, a general assignment by the Company for the benefit of its creditors, the dissolution of the business of the Company, sale or transfer of the Company to another business organization, or the merger or consolidation of the Company with another business organization, then any unvested contribution of Common Stock made by the Company to a Participant's Plan is forfeited.

Information about the Company

      The Company incorporates by reference in this Description the following documents, copies of which may be obtained without charge, upon written or oral request, from the Secretary of the Company shown on the cover page hereof: (1) the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996, and (2) Quarterly Reports on Form 10-Q for the periods ended March 31, and June 30, 1997. In addition, copies of all Plan documents are also available without charge, upon written or oral request, from the Secretary of the Company.

                             2 0 , 0 0 0 S H A R E S

                      FORTUNE NATURAL RESOURCES CORPORATION
                                  Common Stock
                                ($.01 par value)
                         ------------------------------

      The shares of the Common  Stock,  $.01 par value (the  "Common  Stock") of
Fortune Natural Resources Corporation ("Fortune" or the "Company") covered by this prospectus may be offered from time to time by the Fortune Natural Resources Corporation 401 (k) Profit Sharing Plan (the "Plan"). The Company will not receive any proceeds from the sale of shares by the Plan.

      The Plan acquires the shares through discretionary matching contributions by the Company to the Plan.

      The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company. To the knowledge of the Company, the Plan has made no arrangement with any brokerage firm for the sale of the shares. The Plan may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Act"). Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Act. The Common Stock is listed on the American Stock Exchange. On September 10, 1997, the closing price of the Common Stock on such Exchange was $1.75.

      The shares of Common Stock have not been registered for sale under the securities laws of any state or other jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Common Stock should confirm the registration of the Common Stock under the securities laws of states in which such transactions occur or the existence of an exemption from such registration, or should cause such registration to occur in connection with any offer or sale of the Common Stock.

                         ------------------------------

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                  COMMISSION NOR HAS THE COMMISSION PASSED UPON
                ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


--------------------------------------------------------------------------------
               Price to Public   Underwriting Discount   Proceeds to Company (1)
               ---------------   ---------------------   -----------------------
Per Share......   $  N/A                 N/A                       $  N/A
Total..........   $  N/A                 N/A                       $  N/A
--------------------------------------------------------------------------------

(1)   None.  All  proceeds  will  be  received  by  the  Plan.  The  account  of participants in the Plan from which shares are sold will bear all commissions payable to brokers or dealers in connection with the sale of shares. The Company will bear all costs of the offering estimated at $9,000.
                         ------------------------------


                The date of this Prospectus is September 11, 1997

                             ADDITIONAL INFORMATION


      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission, at Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W. Washington, D.C. 20549, and the Regional offices of the Commission:
75 Park Place, 14th Floor, New York, New York 10007, and Kluczynski Federal Building, 230 South Dearborn Street, Room 3190, Chicago, Illinois 60604. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1025, Judiciary Plaza Building, 450 Fifth St., N.W. Washington, D.C. 20549.

      The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock being registered hereby. This Prospectus, filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and to the exhibits and schedules thereto, which may be inspected at the Commission's offices without charge or copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements made in the Prospectus as to the contents of any contract, agreement or document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference.


                    INCORPORATION OF INFORMATION BY REFERENCE


      There is hereby incorporated by reference in this Prospectus and made a part hereof (1) the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996, and (2) Quarterly Reports on Form 10-Q for the periods ending March 31, and June 30, 1997.

      There is also hereby incorporated by reference in this Prospectus and made a part hereof the Company's Registration Statement on Form 8-A filed on September 13, 1993, which describes the Common Stock.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces such statement. Any statements modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

      No person is authorized to give any information or make any representations other than those contained in the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered shares to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                   THE COMPANY


      Fortune is an independent public oil and natural gas company whose primary focus is on exploration for and development of domestic oil and natural gas properties. The Company's principal properties are located onshore and offshore Louisiana and Texas.

      During 1995, the Company implemented a program of exploration for significant oil and natural gas reserves using state-of-the-art 3D seismic and computer-aided exploration (CAEX) technology. The Company believes that the use of 3D seismic and CAEX technology provides more accurate and comprehensive geological data for evaluation of drilling prospects than 2D evaluation methods. Since early 1995, the Company has acquired, with other industry partners, interests in over 25 oil and gas prospects in the Louisiana and Texas Gulf Coast regions which are in various stages of evaluation and acquisition and is continually evaluating other 3D and 2D exploration projects.

      The Company also seeks to take advantage of attractive acquisition targets which will enable it to acquire reserves at an attractive price. In furtherance of that objective, on December 11, 1995, the Company purchased for cash an interest in the South Timbalier Block 76, a producing oil and gas property located in the Gulf of Mexico offshore Louisiana.

      The Company's principal executive offices are located at 515 West Greens Road, Suite 720, Houston, Texas 77067. Its telephone number at that address is
(281) 872-1170.


                                 USE OF PROCEEDS


      The shares which are the subject of this Prospectus may be offered and sold from time to time by the Plan, and the Company will not receive any of the proceeds of such sales. The Company agreed to bear all expenses of registering such shares, including legal, accounting and printing costs estimated at $9,000.


                              PLAN OF DISTRIBUTION


      The Plan may offer and sell shares pursuant to this Prospectus from time to time on the American Stock Exchange or through individually negotiated transactions or in other ways. The Company is not aware of any agreements which may have been entered into by the Plan with brokers, dealers or third parties for the offer or sale of any shares. Except as noted below, the Company will not be a party to any such agreements nor will it participate in the negotiation or consummation of any such agreements or the offer and sale of any of the shares covered by this Prospectus.

      Sales of shares by the Plan will be subject to the restrictions of Rule 144 under the Securities Act of 1933, as amended (which, among other things, limits the amount of shares which may be disposed of in any calendar quarter to 1% of the Company's outstanding shares or currently about 121,075 shares each quarter).

      At the date of this Prospectus, the Plan owns 4,835 shares allocated to the account of five participants of the Plan. It is anticipated that the Company may contribute up to 15,165 additional shares of Common Stock to the Plan in connection with participant deferrals during the 1997 Plan year.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS


      Certain  legal  matters  in  connection   with  this  Prospectus  and  the
registration of the Common Stock have been passed upon for the Company by Reish & Luftman, Los Angeles, California.


                                     EXPERTS


      The financial statements of Fortune Natural Resources Corporation (formerly, Fortune Petroleum Corporation) as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The report of KPMG Peat Marwick LLP covering the December 31, 1996 financial statements refers to a change from the successful efforts method to the full cost method of accounting for oil and gas properties.

=======================================
              TABLE OF CONTENTS

                                  Page
                                  ----

Cover Page                          1

Additional Information              2

Incorporation of Information
  By Reference                      2

The Company                         3

Use of Proceeds                     3

Plan of Distribution                3

Legal Matters                       4

Experts                             4


=======================================

=======================================

             20,000 Shares

              COMMON STOCK
           ($.01 Par Value)






 FORTUNE NATURAL RESOURCES CORPORATION

             ------------

         P R O S P E C T U S
             ------------



          September 11, 1997




=======================================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Documents by Reference.

         There is hereby incorporated by reference in this Prospectus and made a part hereof (1) the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996, and (2) Quarterly Reports on Form 10-Q for the periods ending March 31, and June 30, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies, supersedes or replaces such statement. Any statements modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents of Delaware corporations. The Certificate of Incorporation and Bylaws of the Company provide that the corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware as it may be amended from time to time, indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person whom he or she is a legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, against all costs, charges, expenses, liabilities and losses (including attorney's fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          5.1 Opinion of Reish & Luftman regarding legality of securities (filed herewith).

         24.1  Consent of Reish & Luftman (included in Exhibit 5.1).

         24.2  Consents of KPMG Peat Marwick LLP (filed herewith).

         25.1 Power of Attorney (included in the signature page of this Registration Statement).

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

         (a) (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

         Provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 11, 1997.

                                   Fortune Natural Resources Corporation


                                   By:  /s/ Tyrone J. Fairbanks
                                        ----------------------------------------
                                        Tyrone J. Fairbanks
                                        President, Chief Executive Officer
                                          and Director


                                   By:  /s/ J. Michael Urban
                                        ----------------------------------------
                                        J. Michael Urban
                                        Vice President, Chief Financial Officer
                                          and Chief Accounting Officer

                                POWER OF ATTORNEY

      Each person whose signature  appears below constitutes and appoints Tyrone
J. Fairbanks and Dean W. Drulias, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated.

        Signature                        Title                       Date
        ---------                        -----                       ----

/s/ Tyrone J. Fairbanks       President, Chief Executive      September 11, 1997
------------------------      Officer, and Director
Tyrone J. Fairbanks


/s/ Dean W. Drulias           Executive Vice President,
------------------------      General Counsel, Corporate      September 11, 1997
Dean W. Drulias               Secretary and Director


/s/ Graham S. Folsom          Director                        September 11, 1997
------------------------
Graham S. Folsom


/s/ William T. Walker, Jr.    Director                        September 11, 1997
------------------------
William T. Walker, Jr.


/s/ Barry Feiner              Director                        September 11, 1997
------------------------
Barry Feiner


/s/ Gary Gelman               Director                        September 11, 1997
------------------------
Gary Gelman


/s/ D. R. Shaughnessy         Director                        September 11, 1997
------------------------
D. R. Shaughnessy

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 11, 1997.

                                   Fortune Natural Resources Corporation
                                     401(k) Profit Sharing Plan



                                   By:  /s/ Dean W. Drulias
                                        ----------------------------------------
                                        Dean W. Drulias
                                        Trustee


                                   By:  /s/ J. Michael Urban
                                        ----------------------------------------
                                        J. Michael Urban
                                        Trustee